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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

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               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                            Pac-West Telecomm, Inc.
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            (Exact name of registrant as specified in its charter)


               California                                68-0383568
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


4210 Coronado Avenue, Stockton, California                  95204
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Address of principal executive offices                    (Zip Code)

This Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [_]

This Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction __(x)(2), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is to be effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-86607

Securities to be registered pursuant to Section 12(b) of the Act:



            Title of each class                Name of each exchange on
            to be so registered          which each class is to be registered
            -------------------          ------------------------------------
                   None                                  N/A

Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Stock $0.001 par value
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                               (Title of Class)
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Item 1.       Description of Registrant's Securities to be Registered
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              Common Stock, $0.001 Par Value
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              The information included under the caption "Description of Capital
Stock" contained in the Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86607) of Pac-West Telecomm, Inc. filed with the Securities and Exchange Commission on October 20, 1999 is hereby incorporated by reference. In addition, the description of the Common Stock, par value $0.001 per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission pursuant to any subsequent amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.       Exhibits
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Exhibit No.   Description
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    1.1       Amended and Restated Articles of Incorporation of Pac-West
Telecom, Inc. (Incorporated by Reference to Exhibit 3.2 to the Registrant's Registration Statement (No. 333-76779)).

    1.2 Amended and Restated By-Laws of Pac-West Telecomm, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement (No. 333-76779)).

    1.3 Form of certificate representing common stock of Pac-West Telecomm, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement (No. 333-86607)).


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                                  SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Pac-West Telecomm, Inc.

                                       By: /s/ Richard E. Bryson
                                           -----------------------------------
                                           Name: Richard E. Bryson
                                           Its:  Chief Financial Officer

Date: October 20, 1999